EXHIBIT 99

Florida Progress Corporation
Investor News
[LOGO OMITTED]

Analyst Contacts:
Mark A. Myers (813) 866-4245
Greg Beuris (813) 866-4442


Florida Power Corporation Crystal River Nuclear Plant Update

St. Petersburg, Florida, January 13, 1998 -- Florida Power Corporation continues to work with the Nuclear Regulatory Commission (NRC) on one remaining license submittal, which must be approved before the utility can return the Crystal River nuclear plant to service. Once this submittal is approved, it will take about two weeks before the plant will be producing power and connected to the transmission grid.

Florida Power has completed all physical work necessary to start up the plant. All system testing which can be accomplished prior to plant heat up has been completed. In addition, Florida Power has successfully completed the NRC's Operational Safety Team Inspection, which is the final major on-site inspection prior to restart. Lastly, Florida Power's nuclear plant operators have successfully completed requalification examinations.

The NRC's Nuclear Reactor Regulation division (NRR), which reviews license submittals, is in the final stages of its review of the last remaining license submittal necessary for restart. Once the NRR completes its review, the submittal will be forwarded to the NRC's Office of General Counsel (OGC) for final review.

On January 12, 1998, a meeting was held between the NRC and Florida Power to verify that only the one license amendment remains to be approved before the plant can be restarted. No new issues were identified at the meeting and the only remaining item to return the plant to service is the approval of the remaining submittal.

Nuclear plants are designed to perform certain key safety functions under various postulated accident scenarios. One of those postulated scenarios involves a small break or leak in the plant's reactor coolant system. During the outage, Florida Power made numerous modifications to plant equipment and systems including the plant's emergency diesel generators and emergency feedwater system, both of which assist in mitigating the consequences of a small break in the reactor coolant system.

The remaining license submittal under review by the NRR involves those modifications to the diesel generators and the emergency feedwater system. NRC regulations require Florida Power to obtain the regulator's review and approval of these modifications prior to restarting the plant.

Florida Power continues to work very closely with the NRR so their review can be completed as soon as possible. Florida Power does not expect the NRR's and OGC's review to significantly delay the restart of the nuclear plant.

                                   -- more --


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Page 2
Florida Progress Corporation
Investor News - Florida Power's Crystal River Nuclear Plant

Once approval of the license submittal is obtained, Florida Power will initiate its plant heatup and power ascension process, which is expected to take two weeks. At the end of this two-week process, the plant would be producing electricity and connected to the transmission grid.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: this news release contains forward looking statements, including statements regarding the restart of the nuclear plant in the near future. These statements involve risks and uncertainties that could cause actual results or outcomes to differ materially from expectations. Key factors that could have a direct impact on actual results include various factors that could impact the successful execution of the restart plan, such as the timing and nature of actions by the NRR, OGC and other regulators, potential new plant modifications not foreseen at this time which extend the outage further and other factors described in the company's Securities and Exchange Commission filings.

Florida Progress (NYSE:FPC) is a Fortune 500 diversified utility holding company with assets of $6.1 billion. Its principal subsidiary is Florida Power, the state's second-largest electric utility with about 1.3 million customers. Diversified operations include coal mining, marine operations, rail services and life insurance.


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